EXHIBIT 5.0

                          LAW OFFICES
             Elias, Matz, Tiernan & Herrick L.L.P.
                           12TH FLOOR
                      734 15TH STREET, N.W.
                     WASHINGTON, D.C. 20005
                            -----


                TELEPHONE:  (202) 347-0300
                FACSIMILE:   (202) 347-2172
                        WWW.EMTH.COM



                       February 15, 2006

                          VIA EDGAR


Board of Directors
Peoples Community Bancorp, Inc.
6100 West Chester Road
West Chester, Ohio 45069

     Re:  Registration Statement on Form S-8
          210,000 Shares of Common Stock

Gentlemen:

     We are special counsel to Peoples Community Bancorp, Inc., a Maryland corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 150,000 shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation to be issued pursuant to the Peoples Community Bancorp, Inc. 2004 Stock Option Plan (the "Option Plan") upon the exercise of stock options ("Stock Options") and 60,000 shares of Common Stock to be issued pursuant to the Peoples Community Bancorp, Inc. 2004 Recognition and Retention Plan and Trust Agreement (the "Recognition Plan") (the Option Plan and the Recognition Plan are referred to together as the "Plans"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

     For this purpose, we have reviewed the Registration Statement, the Articles of Incorporation and the Bylaws of the Corporation, the Plans, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.


Boards of Directors
February 15, 2006
Page 2


     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Stock Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Stock Options;
(ii) the shares of Common Stock issuable pursuant to the Recognition Plan will continue to be validly authorized on the dates the Common Stock is issued in accordance with such plan;
(iii) on the dates the Stock Options are exercised, the Stock Options will constitute valid, legal and binding obligations of the Corporation and will be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iv) the Stock Options are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (v) no change occurs in applicable law or the pertinent facts; and (vi) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

      Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to the Option Plan and upon receipt of the consideration required thereby, and when issued pursuant to the Recognition Plan will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

     We hereby consent to the reference to this firm under the caption "Legal Opinion" in the prospectus prepared with respect to the Plans and to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                              By:  /s/ Kevin M. Houlihan
                                   --------------------------------
                                   Kevin M. Houlihan, a Partner